[letterhead]
                                                             BRUCE B. MCPHEETERS
                                                                    612 343-2866


                                 March 21, 1997


Securities and Exchange Commission                                   EXHIBIT 5.1
450 Fifth Street N.W.
Washington, DC  20549


         Re:      Chronimed Inc.
                  Selling Shareholder Registration Statement on Form S-8


Dear Sir/Madam:

         We are counsel for Chronimed Inc. (the "Company") in connection with a Registration Statement on Form S-3 for the registration of 68,065 shares of common stock of the Company, $.01 par value per share ("Common Stock"), held by the selling shareholder named therein.

         In rendering the opinion hereinafter expressed, we have examined such records and documents of the Company and such other documents and records and made such factual investigation as we deemed necessary. From such examination we are of the opinion that:

         The 68,065 shares of Common Stock identified in the registration statement are duly and validly authorized and issued and fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to such registration statement and to the reference to our name therein.

                           Very truly yours,

                           GRAY, PLANT, MOOTY, MOOTY &
                                  BENNETT, P.A.


                           By /s/ Bruce B. McPheeters
                                  Bruce B. McPheeters